AMENDMENT TO THE  OPERATING EXPENSES LIMITATION AGREEMENT

THIS  AMENDMENT, dated as of the 1st of January 2014, to the Operating Expenses Limitation Agreement (the "Agreement") dated as of September 30, 2011, is entered into by and between Hatteras Alternative Mutual Funds, LLC, a Delaware limited liability company (the "Advisor")  and Hatteras Alternative Mutual Funds Trust (the "Trust"),  regarding each series of the Trust listed in Appendix A to the Agreement (the "Funds").

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to extend the term of the Agreement until at least April 30, 2015;

and

WHEREAS, the parties desire to amend and reduce the Operating Expense Limit on the No Load, Class A and Class C shares of the Hatteras Alpha Hedged Strategies Fund, a series of the Trust.

NOW, THEREFORE, the parties agree to amend the following: Appendix A is hereby superseded and replaced with the following:

Appendix A

Separate Series of Hatteras Alternative Mutual Funds Trust

Series and Class	Operating Expense Limit
Hatteras Alpha Hedged Strategies Fund- No Load	2.99%
Hatteras Alpha Hedged Strategies Fund - Class A	3.49%
Hatteras Alpha Hedged Strategies Fund - Class C	4.24%
Hatteras Alpha Hedged Strategies Fund- Institutional Class	2.99%
Hatteras Long/Short Equity Fund - Class A	2.99%
Hatteras Long/Short Equity Fund - Institutional Class	2.49%
Hatteras Long/Short Debt Fund - Class A	2.99%
Hatteras Long/Short Debt Fund- Class C	3.74%
Hatteras Long/Short Debt Fund - Institutional Class	2.49%
Hatteras Hedged Strategies Fund- Institutional Class	2.25%
Hatteras Managed Futures Strategies Fund - Class A	2.99%
Hatteras Managed Futures Strategies Fund- Institutional Class	2.49%

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their offices designated below as of the day and year first above written.

HATTERAS ALTERNATIVE  MUTUAL FUNDS TRUST

By:           /s/ J. Michael Fields

Name: J. Michael Fields

Title: Secretary

HATTERAS ALTERATIVE MUTUAL FUNDS, LLC

By:           /s/ J. Michael Fields

Name: J. Michael Fields

Title: Chief Operating Officer